                                                                    EXHIBIT 4.2

                                ESCROW AGREEMENT

        Procom Technology, Inc., a California corporation (the "Issuer"), California Bank and Trust (the "Escrow Agent") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Placement Agent") mutually agree as follows:

        1. PURPOSE. The purpose of this Agreement is to provide an arrangement that will ensure that proceeds from the sale of the Issuer's Common Stock, par value $.01 per share (the "Common Shares") under its offering (the "Offering") as contemplated by that certain Placement Agency Agreement, dated February 28, 2001 (the "Placement Agency Agreement"), will not be disbursed until at least the Escrow Amount (as defined below) has been received by the Escrow Agent in the form of immediately available funds, and if such amount has not been received by May 31, 2001, that such funds as have been received for the Common Shares will be returned to the proposed purchasers and the conditional securities transactions terminated.

        2. ESCROW AMOUNT. The minimum amount which must be deposited with the Escrow Agent before any delivery to the Issuer and the Placement Agent of proceeds from the sale of the Common Shares shall be $20,000,000 or such lesser amount as mutually agreed to by the Issuer and the Placement Agent, which agreement shall not be unreasonably withheld, conditioned or delayed by the Placement Agent (the "Escrow Amount"). Additional amounts above the Escrow Amount shall also be disbursed in accordance with Section 11.

        3. APPOINTMENT. The Issuer hereby appoints the Escrow Agent to serve as Escrow Agent for the purposes set forth herein and the Escrow Agent hereby accepts the appointment. The Placement Agent hereby agrees to such appointment.

        4. DELIVERY OF PROCEEDS. The Placement Agent and the Issuer shall promptly deliver, or cause to be wired or deposited, by noon of the business day following receipt, to the Escrow Agent in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, any proceeds from the sale of the Issuer's Common Shares under the Offering that the Placement Agent or the Issuer receives from an investor. In no event shall the Escrow Agent accept delivery of any proceeds, whether from the Placement Agent, the Issuer or any other person or entity, after the Escrow Agent has been notified by the Issuer or the Placement Agent to stop accepting delivery of proceeds.

        5. CHECK COLLECTION PROCEDURE; REJECTED PURCHASERS. The Escrow Agent is hereby authorized to forward any and all checks received for collection and, upon collection of proceeds of each such check, deposit the collected proceeds in the Escrow Account. "Collection" shall mean the normal process by which a bank clears checks and collects funds thereon.

        Any check returned unpaid to the Escrow Agent shall be held by the Escrow Agent pending instructions from the Issuer and the Placement Agent. In such cases, the Escrow Agent will promptly notify the Issuer and the Placement Agent of such return. Prior to disbursement of proceeds under Section 11, the Escrow Agent shall charge back any returned item against the Escrow Account (defined below).

        If the Issuer rejects any or all offers to purchase shares of the Common Shares and delivers written instruction of such rejection to the Escrow Agent,
(i) if the Escrow Agent has already received such funds by wire transfer or collected a proposed purchaser's funds, the

Escrow Agent shall promptly issue a refund check to each rejected proposed purchaser in an amount equal to such rejected proposed purchaser's deposit, with any interest thereon, (ii) if the Escrow Agent has not yet collected funds but has submitted a rejected proposed purchaser's check for collection, the Escrow Agent shall promptly issue a check in the amount of the proposed purchaser's check to the rejected proposed purchaser after clearance of such funds, and
(iii) if the Escrow Agent has not yet submitted a rejected proposed purchaser's check for collection, the Escrow Agent shall promptly remit the rejected proposed purchaser's check directly to the rejected proposed purchaser.

        6. SEPARATE ACCOUNT. All moneys delivered to or collected by the Escrow Agent pursuant to this Agreement shall be deposited immediately by the Escrow Agent in a separate interest bearing account designated substantially as follows: "Procom Technology, Inc. Escrow Account" (hereinafter sometimes referred to as "Escrow Account"). The Escrow Agent will provide its standard account statements to the Issuer and the Placement Agent at intervals mutually acceptable to all parties.

        7. NATURE OF ESCROW ACCOUNT. The Escrow account will be an interest bearing deposit account.

        8. INSPECTION. The parties agree that all records relating to transactions made pursuant to this Agreement and the Escrow Account shall be available, at all reasonable times, for inspection, examination and reproduction by the securities authorities in any state in which this Offering is registered, such authorities' delegates or representatives, any party hereto, or any representative of any party hereto, and such persons are authorized to examine and audit the Escrow Account pursuant hereto and the Escrow Agent hereby is expressly authorized and directed to permit such examination and audit.

        9. OWNERSHIP OF FUNDS. Until the Escrow Amount is disbursed as provided in paragraph 11 hereof, all amounts deposited in the Escrow Account shall be considered the property of the various proposed purchasers of the Common Shares in proportion to the amount contributed by each proposed purchaser; provided, however, that no purchaser shall have the right to withdraw, revoke or rescind its deposit without the prior written consent of the Issuer and the Placement Agent. The proceeds from the sale of such shares of Common Shares pursuant to the Offering shall not become the property or assets of the Issuer or the Placement Agent, nor subject to their debts or obligations, unless and until the Escrow Amount has been disbursed to them.

        10. TERM. If the Escrow Amount is not deposited and collected on or before May 31, 2001 (which period may be extended for periods in the aggregate not to exceed an additional 60 days upon mutual written consent of the Issuer and the Placement Agent), the Escrow Agent shall comply with written instructions from the Issuer or the Placement Agent for the return to each proposed purchaser of the amount of money paid and deposited by such proposed purchaser into the Escrow Account, with any interest thereon, and the disbursement shall be the property of such purchaser, free and clear of any and all claims of the parties hereto (other than returned check claims, if any, by the Escrow Agent) or of any of their creditors. At such time as the Escrow Amount and any additional funds deposited are either disbursed in accordance with paragraph 11 hereof or returned to the purchasers, the Escrow Agent shall be completely discharged and released of any and all further liabilities and obligations hereunder.

        11. DISBURSEMENT OF FUNDS. After the Escrow Amount has been deposited and collected by the Escrow Agent, and after the conditions set forth in the last two sentences of this paragraph 11 have been satisfied, the Escrow Agent shall promptly distribute, in immediately available funds, any funds and any accumulated interest in the Escrow Account in accordance with joint written instructions delivered to the Escrow Agent signed by the Issuer and the Placement Agent. The Issuer and the Placement Agent agree that the Escrow Agent needs no further written or other authority to distribute such funds. The Issuer and the Placement Agent agree that the Placement Agent's commission and any expenses to which the Placement Agent is entitled to reimbursement from the Issuer pursuant to the Placement Agency Agreement shall be paid to the Placement Agent from the funds in the Escrow Account at the time of the distribution of such funds pursuant to this Section 11. The Issuer and the Placement Agent agree that the distribution to the Issuer and the Placement Agent as contemplated by this Section 11 shall be effected as promptly as practicable following the Escrow Agent's receipt of the Escrow Amount and the satisfaction of the closing conditions as set forth in this Agreement, the Placement Agency Agreement and the applicable subscription agreements, and shall not be delayed as a result of the determination or documentation of any expenses reimbursable by the Issuer under the Placement Agency Agreement.
The Escrow Agent shall disburse such funds by delivery of a cashier's check or by wire transfer, as jointly instructed by the Issuer and the Placement Agent. The Issuer and the Placement Agent agree that no certificates evidencing securities comprising the shares of Common Shares which were purchased (other than confirmations of sale) shall be issued except simultaneously with the release of the funds from the Escrow Account to the Issuer and the Placement Agent; provided, however, that the Escrow Agent has no duty to verify the foregoing. Funds shall not be released by the Escrow Agent to the Issuer or the Placement Agent unless (i) the Placement Agent acknowledges in writing to the Escrow Agent that either it or the purchasers have received, or the Placement Agent has made arrangements satisfactory to it for it or the purchasers to receive, stock certificates evidencing the securities comprising the shares of Common Shares purchased with the amounts deposited in the Escrow Account and
(ii) the Placement Agent acknowledges in writing to the Escrow Agent that each purchaser has entered into a subscription agreement acceptable to the Placement Agent and the Issuer. The Issuer and the Placement Agent shall be obligated to provide the joint written instructions to the Escrow Agent contemplated by this
Section 11 in accordance with the applicable provisions of the Placement Agency Agreement, and the Placement Agent shall have no obligation to sign such joint instructions unless the conditions set forth in Section 5 of the Placement Agency Agreement have been satisfied.

        12. ESCROW AGENT'S RESPONSIBILITY. The parties agree to provide to the Escrow Agent all information necessary to facilitate the administration of this Agreement, and the Escrow Agent may rely upon any such information. Nothing contained in this Agreement shall constitute the Escrow Agent as trustee for any party hereto or impose on the Escrow Agent any duties or obligations other than those for which there is an express provision herein. Except as provided herein, the Escrow Agent shall have no responsibility or liability for delivery of the Escrow Amount. For all purposes connected herewith, the Escrow Agent shall be entitled to assume that the parties hereto are exclusively entitled to their respective share of the Escrow Amount as and to the extent specified in the joint written instructions contemplated by Section 11 and are fully authorized and empowered, without affecting the rights of any third parties, to appoint the Escrow Agent as the Escrow Agent in accordance with the terms and provisions hereof. The Escrow Agent shall be obligated to render statements of account only to the parties referred to herein, and the Escrow Agent shall not be under any obligation to render any statements of account to any third parties unless the Escrow Agent so consents in writing. The Issuer will not make any reference to California Bank and Trust in connection with the Offering except with respect to its role as Escrow Agent hereunder; and in no event will the Issuer state or imply that Escrow Agent has investigated or endorsed the Offering in any manner whatsoever.

        13. LIMITATIONS ON LIABILITY. It is understood that the Escrow Agent shall incur no liability, except for acts of gross negligence or willful misconduct, and be under no obligation to take any steps or actions to assure that any funds are actually received by the Escrow Agent. None of the provisions hereof shall be construed so as to require the Escrow Agent to expend or risk any of its own funds or otherwise incur any liability in the performance of it duties under this Agreement, and it shall be under no obligation to make any payment before all times for returns have expired and except out of the funds received, after deduction of its fees and expenses. The Escrow Agent shall incur no liability if it becomes illegal or impossible to carry out any of the provisions herein. The Escrow Agent shall not be required to take or be bound by notice of default of any person, or to take any action with respect to such default involving any expense or liability, unless written notice of such default is given to the Escrow Agent by the undersigned or any of them, and unless the Escrow Agent is indemnified in a manner satisfactory to it against such expense or liability. The Escrow Agent shall not be liable to any party hereto in acting upon any written notice, request, waiver, consent, receipt or other paper or document believed by the Escrow Agent to be signed by the proper party or parties. The Escrow Agent will be entitled to treat as genuine and as the document it purports to be any letter, paper, telex or other document furnished or caused to be furnished to the Escrow Agent. The Escrow Agent shall have no liability with respect to any good faith action taken or allowed by it hereunder, except for acts of gross negligence or willful misconduct. The Escrow Agent shall not be liable for any error or judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, except for acts of gross negligence or willful misconduct, or for anything which it may do or refrain from doing in connection herewith, and the Escrow Agent shall have no duties to anyone except those signing this Agreement. The Escrow Agent may consult with legal counsel in the event of any dispute or questions as to the interpretation or construction of this Agreement or the Escrow Agent's duties hereunder. In addition, the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of counsel, except for acts of gross negligence or willful misconduct. In the event of any disagreement between the undersigned or any person or persons named in this Agreement, and any other person, resulting in adverse claims and demands being made in connection with or for any money involved herein or effected hereby, the Escrow Agent shall be entitled at its option to refuse to comply with any such claims or demands, so long as such disagreement shall continue, and in so doing the Escrow Agent shall not be or become liable for damages or interest to the undersigned or any of them, or to any person named in this Agreement, for its refusal to comply with such conflicting or adverse demands; and the Escrow Agent shall be entitled to continue so to refrain and refuse so to act until (i) the rights of the adverse claimants have been finally adjudicated in a court having jurisdiction over the parties and the money involved herein and affected hereby or by arbitration; or
(ii) all differences have been resolved by agreement and the Escrow Agent has been notified thereof in writing by all of the persons interested.

        14. RESIGNATION OF THE ESCROW AGENT. The Escrow Agent reserves the right to resign as the Escrow Agent at any time by giving thirty (30) business days written notice thereof to all parties at their last known addresses. Upon notice of resignation by the Escrow Agent, the undersigned agree that the Escrow Agent may deliver the deposited funds, upon payment in full of all fees due the Escrow Agent, to any replacement escrow agent jointly designated by the Issuer and the Placement Agent. If no notice is promptly received from the undersigned and the replacement escrow agent, the Escrow Agent may petition any court of competent jurisdiction for disposition of the assets and the Escrow Agent shall thereby be released from any and all responsibility and liability to the parties hereto.

        15. GOVERNING LAW AND CAPTIONS. This Agreement shall be governed by and interpreted under the laws of the State of California. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect the construction or effect of this Agreement.

        16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        17. AMENDMENTS, MODIFICATIONS, ETC. This Agreement may be amended, modified, superseded or canceled only by a written instrument executed by the Issuer and the Placement Agent and consented to in writing by the Escrow Agent. Any of the terms and conditions hereof may be waived only by a written instrument executed by the party waiving compliance therewith. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any terms, of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term of this Agreement.

        18. NOTICES. All notices hereunder shall be made in writing to the parties at the addresses listed below or at such other address as shall be given by mail with postage paid and certified or registered or by facsimile or personal delivery, addressed as follows:

                      PROCOM TECHNOLOGY, INC.
                      58 Discovery
                      Irvine, California 92618
                      Attn: Frederick Judd, General Counsel
                      Facsimile: (949) 261-5481

                      CALIFORNIA BANK AND TRUST
                      1940 Century Park East
                      Los Angeles, CA 900067
                      Attn:
                      Facsimile: (310) 407-6166

                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED
                      North Tower
                      World Financial Center
                      New York, New York 10281-1209
                      Attn: Gary Dolan, Esq.
                      Facsimile: (212) 449-3207

                      101 California Street
                      Suite 1420
                      San Francisco, California 94111
                      Attn: Julie Levenson
                      Facsimile: (415) 676-3380

                      5500 Sears Tower
                      Chicago, Illinois 60606
                      Attn: Steven Moss
                      Facsimile: (312) 906-6262
until such time as either party notifies the other of a change of address. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed effective (A) if given by mail, three days after such communication is deposited in the mails with postage prepaid, addressed as aforesaid, (B) if given by facsimile, when transmitted to the applicable number so specified in (or pursuant to) this Section 18 provided that appropriate confirmation of receipt is generated by the telefacsimile and a duplicate copy is mailed, postage prepaid, or (C) if given by any other means, when actually delivered to such address.

Dated:

                                       PROCOM TECHNOLOGY, INC.
                                       (Issuer)

                                       By:


                                       -----------------------------------------
                                       (Signature)

                                       CALIFORNIA BANK AND TRUST
                                       (Escrow Agent)

                                       By:


                                       -----------------------------------------
                                       (Signature)

                                       MERRILL LYNCH, PIERCE, FENNER &
                                       SMITH INCORPORATED
                                       (Placement Agent)

                                       By:


                                       -----------------------------------------
                                       (Signature)